                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           Cullen/Frost Bankers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

        [ ]  Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                      LOGO

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 27, 1998
--------------------------------------------------------------------------------

To the Shareholders of
CULLEN/FROST BANKERS, INC.:

     The Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. ("Cullen/Frost") will be held in the Commanders Room at The Frost National Bank, 100 West Houston Street, San Antonio, Texas, on Wednesday, May 27, 1998, at 10:00 a.m., San Antonio time, for the following purposes:

          1. To re-elect seven directors to serve until the 2001 Annual Meeting of Shareholders;

          2. To consider and vote upon a proposed resolution to amend the Articles of Incorporation to increase the authorized shares of Common Stock from 60,000,000 to 90,000,000;

          3. To consider and vote upon a proposed resolution to amend the Articles of Incorporation to reduce the par value per share of the Company's Common Stock from $5.00 per share to $0.01;

          4. To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that commenced January 1, 1998; and

          5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on April 3, 1998, are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT EITHER IN PERSON OR BY PROXY IN ORDER TO HOLD THE MEETING AND THE PROPOSALS TO AMEND THE ARTICLES OF INCORPORATION REQUIRE THE AFFIRMATIVE VOTE OF TWO-THIRDS OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE PROMPTLY MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED FOR THIS PURPOSE.

      All shareholders are cordially invited to attend the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ DIANE JACK
                                          DIANE JACK
                                          Corporate Secretary

Dated: April 20, 1998

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

                                      LOGO

--------------------------------------------------------------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 27, 1998
--------------------------------------------------------------------------------

                      SOLICITATION AND REVOCATION OF PROXY

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cullen/Frost Bankers, Inc. ("Cullen/Frost" or the "Company") of proxies to be used at the Annual Meeting of Shareholders. The meeting is scheduled to be held on May 27, 1998, in accordance with the attached notice. This Proxy Statement and the accompanying proxy card are being mailed to shareholders beginning on or about April 20, 1998.

     Cullen/Frost will bear the cost of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, the directors, officers, and employees of Cullen/Frost may solicit proxies by telephone, telegram, facsimile, or in person. Cullen/Frost also has retained Georgeson & Co., Inc. to assist in the solicitation of proxies, for a fee of approximately $6,500 plus out-of-pocket expenses. Brokers, nominees, fiduciaries, and other custodians have been requested to forward proxy soliciting material to the beneficial owners of Cullen/Frost Common Stock, and Cullen/Frost will reimburse them for their out-of-pocket expenses.

     All shares of Cullen/Frost Common Stock represented by properly executed proxies, if returned in time, will be voted at the meeting in accordance with the instructions indicated thereon. If no direction is given, proxies will be voted for the election as directors of the nominees referred to in Item 1 of the Proxy Statement; in favor of the proposal to amend the Articles of Incorporation to increase the authorized shares of Common Stock as described in Item 2 of the Proxy Statement; in favor of the proposal to amend the Articles of Incorporation to decrease the par value per share of Common Stock as described in Item 3 of the Proxy Statement; in favor of the proposal to approve the selection of Ernst & Young LLP as independent auditors described in Item 4 of the Proxy Statement; and in the discretion of persons named on the proxy in connection with any other business that may properly come before the meeting. Shares represented by properly executed proxies, if returned in time, will be counted for purposes of determining the number of shares present at the meeting, even if authority to vote on any particular matter is withheld. A shareholder may revoke a proxy at any time before it is voted by delivering a written revocation notice at the Company's principal executive office to the Secretary of Cullen/Frost, Ms. Diane Jack, 100 West Houston Street, San Antonio, Texas 78205. A shareholder who attends the meeting may vote by ballot at the meeting if desired, and such vote will cancel any proxy vote previously given.

                              VOTING OF SECURITIES

     The only class of voting securities of Cullen/Frost outstanding and entitled to vote at the meeting is Common Stock, par value $5.00 per share. On April 3, 1998, the record date for determining shareholders of Cullen/Frost entitled to vote at the meeting, there were outstanding 22,264,489 shares of Common Stock, each entitled to one vote. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock. Action to be taken on Items 2 and 3 require the affirmative vote of at least two-thirds of the outstanding shares. Action to be taken on Item 4 will be determined by a majority of the shares of Common Stock present. Because abstentions are considered shares present, proxies which are marked "abstain" will be the equivalent of a negative vote in determining whether a majority vote was obtained for Item 4. In addition, shares not voted or proxies which are market "abstain" will be the equivalent of a negative vote with respect to Items 2 and 3.

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                                        1

--------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The Corporation's Bylaws provide for a classified Board of Directors under which there are three classes of directors, all of which are as equal in number as possible. The class to which each director has been assigned is designated as Class I, Class II, or Class III. The term of office of Class II will expire at this 1998 Annual Meeting, Class III at the 1999 Annual Meeting and Class I at the 2000 Annual Meeting.

     The seven current directors assigned to Class II have been nominated to stand for re-election as directors at the Annual Meeting in 1998 for a three-year term. Although Cullen/Frost management does not contemplate that any nominee will be unable to serve, if such a situation arises prior to or at the meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment unless otherwise instructed.

     Below is biographical information about each nominee and each director whose term continues after the meeting, including age, recent business experience and/or position with the Company. The nominees' and directors' beneficial ownership of Cullen/Frost Common stock is also identified below. The nominees and directors are listed by class.

                                                                                SHARES OWNED(1)
                                                                              --------------------
                                                                              AMOUNT AND
                                                                                NATURE
                                                                                  OF
                                                                   DIRECTOR   BENEFICIAL
            NAME              AGE       PRINCIPAL OCCUPATION        SINCE     OWNERSHIP    PERCENT
            ----              ---       --------------------       --------   ----------   -------
NOMINEES FOR TERM EXPIRING IN 2001:
Class II
--------
Royce S. Caldwell...........  59    President, SBC Operations,       1994        1,400       .01
                                    SBC Communications Inc.
Ruben R. Cardenas...........  67    Attorney, Cardenas, Whitis &     1995        2,000       .01
                                    Stephen, L.L.P.
Henry E. Catto..............  67    Partner, Catto & Catto           1993       12,000       .05
                                    Insurance Agency; former
                                    Director, U. S. Information
                                    Agency; former U. S.
                                    Ambassador to Great Britain,
                                    and former Vice Chairman,
                                    H&C Communications
Richard W. Evans, Jr........  51    Chairman of the Board, Chief     1993      161,686(5)    .72
                                    Executive Officer, and
                                    President of Cullen/Frost;
                                    Chairman of the Board and
                                    Chief Executive Officer of
                                    Frost National Bank, a
                                    Cullen/Frost Subsidiary
James W. Gorman, Jr.........  67    Oil, real estate, and            1987        7,000(6)    .03
                                    investments
Richard M. Kleberg, III.....  55    Banking and investments          1992        5,200       .02
Horace Wilkins, Jr..........  47    Regional President,              1997        1,200       .01
                                    Southwestern Bell Telephone
                                    Co.

                                                               (Table continued on following page)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                                SHARES OWNED(1)
                                                                              --------------------
                                                                              AMOUNT AND
                                                                                NATURE
                                                                                  OF
                                                                   DIRECTOR   BENEFICIAL
            NAME              AGE       PRINCIPAL OCCUPATION        SINCE     OWNERSHIP    PERCENT
            ----              ---       --------------------       --------   ----------   -------
DIRECTORS WHOSE TERM EXPIRES IN 1999:
Class III
---------
Bob W. Coleman..............  66    President and Chief              1997        4,171(6)    .02
                                    Executive Officer, Texace
                                    Corporation
Eugene H. Dawson, Sr. ......  63    President, Pape-Dawson           1996       16,200       .07
                                    Consulting Engineers
Ruben M. Escobedo...........  60    Certified Public Accountant      1996        1,600       .01
W. N. Finnegan, III.........  72    Attorney; former President,      1977       23,453       .10
                                    R. E. Smith Interests, Inc.
T. C. Frost.................  70    Senior Chairman of the Board     1966      767,978(5)   3.40
                                    of Cullen/Frost
Joe R. Fulton...............  63    President, Fulton                1997        6,000(7)    .03
                                    Construction Corporation
Ida Clement Steen...........  45    Investments                      1996        1,440       .01
Curtis Vaughan, Jr..........  70    Chairman of the Board of         1980       13,752       .06
                                    Vaughan & Sons, Inc.
                                    (Distributor of lumber and
                                    other building materials and
                                    real estate development)
DIRECTORS WHOSE TERM EXPIRES IN 2000:
Class I
-------
Isaac Arnold, Jr. ..........  62    Oil, real estate,                1977       14,984       .07
                                    investments
Harry H. Cullen.............  62    Oil, real estate,                1993(2)   142,974(3)    .63
                                    investments
Roy H. Cullen...............  68    Oil, real estate,                1977      103,666(4)    .46
                                    investments
Patrick B. Frost............  37    President, The Frost             1997       64,664(5)    .29
                                    National Bank, a
                                    Cullen/Frost Subsidiary
James L. Hayne..............  64    Managing partner of Catto &      1977       97,858(6)    .43
                                    Catto (insurance agency)
Robert S. McClane...........  58    President, McClane Partners;     1985       65,194(5)    .29
                                    former President of
                                    Cullen/Frost
Mary Beth Williamson........  64    Education (Consultant)           1996        1,440       .01

---------------

                                                       (Notes on following page)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Unless otherwise indicated, beneficial ownership is as of December 31, 1997, and the owners have sole voting and investment power for the shares of Cullen/Frost Common Stock reported. Beneficial ownership includes shares which the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 1997, as follows -- Mr.
    T. C. Frost 155,282, Mr. Evans 80,762, Mr. Patrick B. Frost 38,014, and Mr. McClane 15,602; all other directors and nominees 1,000 options each. The number of shares of Cullen/Frost Common Stock beneficially owned by all directors, nominees and named executive officers as a group is disclosed on page 14 of this Proxy Statement.

(2) Also served as a director of Cullen Bank, a former Cullen/Frost subsidiary, from 1969 to 1993.

(3) Includes 53,064 shares for which Mr. Harry Cullen has shared voting and investment power with Mr. Roy Cullen.

(4) Includes 53,064 shares for which Mr. Roy Cullen has shared voting and investment power with Mr. Harry Cullen, and 48,176 shares for which Mr. Roy Cullen has shared voting and shared investment power with others.

(5) Includes the following shares allocated under the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc., for which each beneficial owner has both sole voting and investment power -- Mr. T. C. Frost 21,629, Mr. Evans 15,528, Mr. Patrick B. Frost, 6,306, and Mr. McClane 836. In addition, the number of shares reported for Mr. T. C. Frost includes 28,592 shares held in the Pat and Tom Frost Foundation Trust for which Mr. T. C. Frost disclaims beneficial ownership.

(6) Disclaims beneficial ownership of shares: Mr. Bob Coleman 1,000 shares held in a charitable foundation; Mr. James Gorman 2,000 shares held in a charitable foundation; Mr. James Hayne 87,060 shares due to spouse's investment in a limited partnership.

(7) Ownership is as of February 28, 1998.

     Except for the relationships noted in the preceding table or below, no nominee has had any other principal occupation or employment with Cullen/Frost or any of its subsidiaries within the last five years. Most nominees have been engaged in the above principal occupations for at least five years.

     The following are directorships held by nominees and directors in companies (other than Cullen/Frost) with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or registered as an investment company under the Investment Company Act of 1940, as amended; Mr. Arnold -- Nuevo Energy Company; Mr. Caldwell -- SBC Communications Inc.; Mr. Cardenas -- SBC Communications Inc.; Mr. Harry Cullen -- Pennzoil Co.; Mr. Escobedo -- Valero Energy Corporation; Mr. Kleberg -- Abraxas Petroleum Corporation; and Mr. Wilkins -- American Water Works.

     There are no arrangements or understandings between any nominee or director of Cullen/Frost and any other person pursuant to which such nominee or director was or is to be selected as a director nominee.

     The only family relationships among the directors or executive officers of Cullen/Frost which are first cousin or closer are those of Messrs. T. C. Frost and Patrick B. Frost, who are father and son; Mr. Henry Catto and Mrs. James L. Hayne, who are first cousins; Messrs. Harry Cullen and Roy Cullen who are brothers; and the Cullen brothers and Mr. Arnold who are first cousins.

     Section 16(a), Beneficial Ownership Reporting Compliance, of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and New York Stock Exchange ("NYSE"). A delinquent Form 3 -- Initial Statement of Beneficial Ownership -- was filed for Mr. Bob Coleman for shares gifted to a charitable foundation. A delinquent Form 5 -- Annual Statement of Beneficial Ownership -- was filed for Mr. Richard M. Kleberg, III related to a change in direct ownership to indirect ownership in a family partnership.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Cullen/Frost Board of Directors has four regularly scheduled, quarterly meetings each year. The Board has Executive, Audit, Compensation and Benefits, and Strategic Planning Committees. The Committees' functions and current members are as follows:

     Executive Committee: This Committee acts for the Board of Directors between meetings of the Board, except to the extent limited by resolutions of the Board, the Bylaws of Cullen/Frost, or Texas law. Current members are T. C. Frost, Richard W. Evans, Jr., and Patrick B. Frost.

     Audit Committee: The Audit Committee is composed of exclusively outside (non-employee) directors. It reviews the scope and results of the annual audit by Ernst & Young LLP, Cullen/Frost's independent auditors, and it also reviews such auditors' performance of non-audit services and considers whether the performance of such services will have any effect on their independence. The Committee recommends its choice for independent auditors to the Board of Directors. The Committee also monitors regulatory examinations, the level of criticized assets, adequacy of loan loss reserves, and the reports of internal audit and loan review at each subsidiary of Cullen/Frost. It also reviews the financial reporting practices and the internal audit, loan review, compliance, and appraisal functions of Cullen/Frost. Current members are Isaac Arnold, Jr., Royce S. Caldwell, Ruben R. Cardenas, Eugene W. Dawson, Sr., W. N. Finnegan, III, and Richard M. Kleberg, III.

     Compensation and Benefits Committee: The Compensation and Benefits Committee is composed exclusively of outside (non-employee) directors. It makes recommendations to the Board of Directors about compensation for certain officers of Cullen/Frost. (See the "Board Compensation and Benefits Committee Report on Executive Compensation" below.) In addition, to ensure consistent administration of company-wide employee benefit plans, the Committee functions as the administrative committee of (i) the Retirement Plan, (ii) the 1983 and 1988 Non-qualified Stock Option Plans, (iii) the Restricted Stock Plan, (iv) the 401(k) Stock Purchase Plan, (v) the 1991 Stock Purchase Plan, (vi) the 1992 Stock Plan, (vii) the Pre-Tax Benefit Plan, (viii) the Group Medical and Life Insurance Plan, and (ix) the 1997 Directors Stock Plan. Current members are Roy
H. Cullen, Ruben M. Escobedo, James W. Gorman, Jr., and Curtis Vaughan, Jr. In addition, David Straus of The Frost National Bank Board of Directors participates and votes on committee matters. John C. Korbell, an Advisory Director of Cullen/Frost, also serves as an Advisory Director to the Compensation and Benefits Committee.

     Strategic Planning Committee: The Strategic Planning Committee analyzes strategic directions for Cullen/Frost in light of competitive conditions, monitors the corporate mission statement and capital planning, and reviews short- and long-term goals. Current members are T. C. Frost, Isaac Arnold, Jr., Richard W. Evans, Jr., James L. Hayne, and Curtis Vaughan, Jr.

     Directors' fees are paid by Cullen/Frost on the basis of an annual retainer of $5,000 per calendar year, plus $1,250 for each meeting attended. Cullen/Frost also pays a fee of $750 per director for participation in any meeting of a committee to which he has been appointed, except for the Chairman of the Audit Committee, W. N. Finnegan, III, who receives $1,500 for each Audit Committee meeting he attends. Directors of Cullen/Frost who also are officers of Cullen/Frost or any of its subsidiaries receive no fees for serving on the Board of Directors or any of its committees.

     During 1997, there were five meetings of the Board of Directors, three meetings of the Executive Committee, four meetings of the Audit Committee, three meetings of the Compensation and Benefits Committee, and four meetings of the Strategic Planning Committee. During 1997, all of the current directors attended at least 75 percent of the aggregate of the meetings of the Board of Directors and the committees on which they served except for Roy H. Cullen and Horace Wilkins, Jr.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

1. BOARD COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of the Board of Directors (the "Committee") is committed to maintaining compensation programs for the Company's executive officers which further the Company's mission. We, therefore, adhere to the following compensation policies which are intended to facilitate the achievement of the Company's business strategies:

     - Compensation levels for each element of pay should be targeted at rates that are reflective of the median levels of current market practices prevalent in comparable financial organizations. Offering market-comparable pay opportunities allows the Company to attract and maintain a stable, successful management team.

     - Executives' total compensation packages should strengthen the relationship between pay and performance with variable, at-risk compensation that is dependent upon the level of success in meeting specified Company and individual performance goals.

     - Ownership of the Company's Common Stock by executives should be encouraged to further align executives' interests with those of shareholders and the Company and to promote a continuing focus on building profitability and shareholder value.

     - Sustained superior performance by individual executives over a period of years, including actions to increase revenues, reduce expenses, enhance service and product quality, improve market share and thereby enhancing shareholder value, should be rewarded.

     To preserve objectivity in the achievement of its goals, the Committee is comprised of five independent, non-employee directors and one independent, non-employee advisory director. It is the Committee's overall goal to develop compensation policies that are consistent with and linked to strategic business objectives and Company values. The Committee approves the design of, assesses the effectiveness of, and administers compensation programs in support of compensation policies. The Committee also reviews all salary arrangements and other remuneration for a group of senior executives, including all those named in the Summary Compensation table on page 10.

     Each year a comprehensive analysis of competitive market data is provided by an independent compensation consultant engaged by, and responsible to, the Committee. The data provided compares the Company's compensation practices and programs to a group of comparator companies. This group of comparator companies is comprised of companies who have business operations, total assets, market capitalizations, and lines of business similar to the Company.

     These companies include, but are not limited to, the companies included in the Standard & Poor's ("S&P's") Major Regional Bank Index. The Committee has chosen not to use the S&P's Major Regional Bank Index as its comparator group for compensation purposes since detailed data for all senior executives at the banks comprising the index is not available.

     The S&P's Major Regional Bank Index was used for comparison of total shareholder return shown in the Performance Graph on page 15.

     The key elements of the Company's executive compensation are base salary, annual incentives, and long-term compensation. These key elements are addressed separately below. In determining compensation, the Committee considers all elements of an executive's total compensation package, including severance plans, insurance, and other benefits.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

BASE SALARIES

     Base salaries constituted approximately 58% of total executive compensation for 1997. The Committee believes that the demonstration of superior abilities and performance by individual employees should be rewarded, in part, through salary reviews. The Committee reviews the base salary of each of the four highest-paid executives on an annual basis.

     Base salaries may be adjusted after an evaluation of each executives' performance in conjunction with a review of the median base pay received by other individuals holding similar positions in the Company's comparator group. Following the determination of the market-based pay, each officer's individual performance, achievements, and contributions to the growth of the Company are evaluated subjectively in determining the individual's base salary. Finally, the overall performance and needs of the Company are examined and salaries may be adjusted in response to the need to attract and retain appropriate officers. The Company places no specific weights on the factors used in determining base salary levels.

     Based on the factors listed above, base salaries were slightly below median market levels of comparator companies in 1997. However, merit increases were made at a rate comparable to the increases provided at other companies.

     Effective October 29, 1997, Mr. T. C. Frost relinquished his role as Chief Executive Officer, but continues as Senior Chairman of the Company. Mr. Evans assumed the role of Chief Executive Officer effective October 29, 1997. In determining Mr. Evans' base salary for 1998, the Committee considered his new role as CEO and the base salaries of CEOs at comparator companies. Based on these factors, the Committee established Mr. Evans's base salary at $400,000, which is below the median level of CEOs at comparator companies.

ANNUAL INCENTIVES

     The Company maintains a formal incentive plan for executives which is based on competitive target incentives at comparator companies. The Company must achieve a predetermined budget or target level of financial performance before any bonuses are paid out. No bonus pool is established if performance is below the targeted level, but an additional bonus pool may be created for performance above the targeted level. The Committee has the authority to adjust payout as measured against financial objectives up or down by 20 percent.

     In 1997, annual incentives accounted for approximately 15% of total compensation earned by executives. The purpose of the annual incentive is to promote and reward teamwork as measured by overall corporate performance while recognizing individual contributions.

     The annual incentive paid to Mr. T. C. Frost for 1997 was based on his combined base salary and retirement income of $460,000. In determining the annual incentive payment for Mr. T. C. Frost for 1997, the Committee reviewed the financial results for the year and determined that the budgeted level of performance, as measured by net income, was slightly exceeded. The Committee then considered his leadership and contributions to the success of the Company, and awarded Mr. T. C. Frost a bonus of $250,000. The Committee also considered the superior performance of Mr. Evans in his previous role as Chief Operating Officer and in his new role as Chief Executive Officer and accordingly, awarded him a bonus of $175,000. All other proxy reported executive officers were awarded their target bonuses.

     Each year, the Committee, in conjunction with management, reviews the current target bonus levels versus competitive market data (as measured by the Comparator Group) and internal equity. As a result, the target for Mr. Evans was set at 50% based on competitive targets for other CEOs at comparator companies. Mr. T. C. Frost is not a formal participant in the 1998 bonus plan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

LONG-TERM INCENTIVES

     The Committee believes that executive compensation should be dependent upon the performance of the Company as a whole, as well as the performance of individual executives. Long-term incentives are provided pursuant to the Company's 1992 Stock Plan approved by the shareholders.

     In keeping with the Company's commitment to provide a total compensation package which includes at-risk components of pay, long-term incentives constituted approximately 27% of an executive's total compensation package in 1997.

     When awarding long-term incentives, the Committee considers executives' levels of responsibility, prior experience, individual performance, and compensation practices at comparator companies. The Committee's objective is to provide executives with targeted long-term incentive opportunities that approximate median levels at comparator companies. Current stock holdings and the magnitude of outstanding long-term incentives are not considered in making current awards.

STOCK OPTIONS

     Non-qualified stock options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, the value of stock options is tied to appreciation in the stock price from the date the options are granted. This design focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company. Stock options are used as the primary long-term incentive vehicle.

     The size of stock option grants is determined based on a percentage of annualized base salary. The size of the award can be adjusted based on the Committee's subjective valuation of individual factors and historical award data. The Compensation and Benefits Committee's objective is to deliver a competitive award opportunity based on the dollar value of the award granted. As a result, the number of stock options awarded varies from year to year and is dependent on the stock price on the date of grant.

     Mr. T. C. Frost did not receive options for 1997 and is no longer a formal participant in the Stock Plan. Mr. Evans was granted options to purchase 15,000 shares with an exercise price of $48.1875 as is detailed in the table on page
11. This award, in conjunction with the award of restricted stock, was above the median level for CEOs of comparator companies. However, the Committee felt this was appropriate in recognition of his new role as CEO and his below market base salary. Without giving effect to such grants, Mr. Evans now has beneficial ownership of 161,686 shares of the Company's common stock which includes 80,762 shares for which he has a right to receive pursuant to presently exercisable employee stock options. With the 1997 grant, Mr. Evans holds options to purchase an additional 131,482 shares. Mr. Evans's stock option grant was in keeping with the Committee's intent to place emphasis on long-term compensation which is tied directly to the success of the Company and, correspondingly, that of shareholders.

RESTRICTED STOCK

     Restricted stock provides executives with an immediate link to shareholder interests and, due to vesting requirements, enhances the Company's ability to maintain a stable executive team, focused on the Company's long-term success. The Company has historically granted restricted stock every other year, and has continued that policy by granting restricted stock in 1997. The last grant of restricted stock was in 1995. Mr. T. C. Frost did not receive a grant of restricted stock in 1997. Mr. Evans received a grant of 5,000 shares of restricted stock.

INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally limits the annual corporate tax deduction for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers unless the compensation is performance-based. One condition to qualify compensation as performance-based is to establish the amount of the award on an objective formula that precludes any discretion.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The Committee continues to review the impact of this tax code provision on the Company's incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer receives compensation in excess of $1 million. The Committee also believes it is the Company's and shareholders' best interests to retain the discretionary evaluation of individual performance as provided in the annual incentive plan.

CONCLUSION

     The Committee believes these executive compensation policies and programs serve the interests of shareholders and the Company effectively and that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholders' benefit.

     The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

       Roy H. Cullen
        Ruben M. Escobedo
        James W. Gorman, Jr.
        John C. Korbell (Advisory Director)
        David Straus (Member of The Frost National Bank Board)
        Curtis Vaughan, Jr., Chairman

2. COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS.

     Since January 1, 1997, some of the members of the Compensation and Benefits Committee of Cullen/Frost, and some of their associates, are and have been customers of one or more of the Cullen/Frost subsidiary banks and have had transactions with these banks in the ordinary course of such banks' business. In the opinion of management, all of the transactions were on substantially the same terms, including with respect to interest rates and collateral to the extent applicable, as those prevailing at the time for comparable transactions with unaffiliated parties and did not involve more than a normal risk of collectibility or present other unfavorable features. Additional transactions in the future may be expected to take place with the subsidiary banks in the ordinary course of such banks' business.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     Shown below is information about annual and long-term compensation for the past three fiscal years for services in all capacities to Cullen/Frost and its subsidiaries of the Chief Executive Officer and the other four most highly compensated executive officers (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                          -------------------------------------   ------------------------------------
                                                                                               SECURITIES
                                                                                               UNDERLYING       ALL
                                                                     OTHER        RESTRICTED     OPTIONS       OTHER
                                                                    ANNUAL          STOCK         /SARS       COMPEN-
   NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS     COMPENSATION(1)   AWARDS(2)    (SHARES)(3)   SATION(4)
   ---------------------------     ----   --------   --------   ---------------   ----------   -----------   ---------
T. C. Frost......................  1997   $200,000   $250,000       $45,325        $      0           0       $66,747
Senior Chairman of Cullen/Frost    1996   $150,000   $250,000       $41,590        $      0      62,000       $50,212
                                   1995   $140,000   $170,000       $40,372        $228,750      34,000       $49,234
Richard W. Evans, Jr.............  1997   $358,333   $175,000       $16,288        $240,938      15,000       $27,140
Chairman of the Board and Chief    1996   $308,333   $122,500       $12,567        $      0      31,000       $23,828
Executive Officer of Cullen/Frost  1995   $300,000   $ 90,000       $12,367        $114,375      17,000       $21,260
Robert S. McClane (5)............  1997   $300,000   $      0       $13,078        $      0           0       $26,010
President of Cullen/Frost          1996   $300,000   $ 90,000       $12,140        $      0      15,000       $26,010
                                   1995   $300,000   $ 90,000       $12,293        $114,375      17,000       $25,860
Patrick B. Frost.................  1997   $217,500   $ 69,000       $ 7,461        $ 96,375       5,000       $13,573
President, The Frost National      1996   $202,500   $ 64,500       $ 6,207        $      0      17,000       $12,615
Bank, a Cullen/Frost Subsidiary    1995   $179,167   $ 50,000       $ 5,721        $ 45,750       8,000       $11,152
Phillip D. Green.................  1997   $185,000   $ 63,000       $ 6,135        $ 84,328       5,000       $12,475
Executive Vice President and
  Chief                            1996   $171,667   $ 54,000       $ 5,049        $      0      14,000       $11,575
Financial Officer of Cullen/Frost  1995   $161,667   $ 42,500       $ 4,659        $ 38,888       7,000       $10,942

---------------

(1) Represents payments to compensate the employee for income taxes on elective deferrals and Company matching contributions to Cullen/Frost's 1991 Thrift Incentive Stock Purchase Plan ("1991 Thrift Plan") and comparable benefits to the Company's 401(k) Plan for all employees whose participation in the 401(k) is limited by the IRS rules. This is approximately 115 employees for 1997. Mr. T. C. Frost's values also include $22,150 as reimbursement to him for income taxes on life insurance premiums paid for by the Company.

(2) Represents the dollar value of restricted stock awards, based on the closing market price of Cullen/Frost stock on grant date. The total number of restricted shares held and their aggregate market value at December 31, 1997 were as follows: Mr. T. C. Frost, 10,000 shares valued at $606,875; Mr. Evans, 10,000 shares valued at $606,875; Mr. McClane 5,000 shares valued at $303,438; Mr. P. Frost, 4,000 shares valued at $242,750; and Mr. Green, 3,450 shares valued at $209,372. Aggregate market value is based on a fair market value of $60.6875 at December 31, 1997. Dividends are paid on the restricted shares at the same time and at the same rate as dividends paid on unrestricted shares. Stock awarded in 1995 and 1997 vests at the end of 3 years from the date of award.

(3) Reflects adjustment for the 2-for-1 stock split effected in 1996.

(4) Represents total and/or imputed income from certain insurance premiums paid by Cullen/Frost as well as the Company's contributions to the 1991 Thrift Plan. The amounts for insurance premiums and/or imputed income for 1997 and 1996 were $68,835 and $54,850, respectively. The Company's contribution to the 1991 Thrift Plan was $77,090 in 1997 and $69,390 in 1996.

(5) Mr. McClane retired as President of Cullen/Frost effective May 31, 1997.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Cullen/Frost has employee stock option plans under which options to purchase Common Stock are granted to executive officers and other key employees. The table below shows grants during the past year of stock options under the Cullen/Frost Bankers, Inc. 1992 Stock Plan to the named executive officers:

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                        % OF TOTAL                             POTENTIAL REALIZABLE VALUE
                         NUMBER OF     OPTIONS/SARS                            AT ASSUMED ANNUAL RATES OF
                         SECURITIES     GRANTED TO                              STOCK PRICE APPRECIATION
                         UNDERLYING     EMPLOYEES                                    FOR OPTION TERM
                        OPTIONS/SARS    IN FISCAL     EXERCISE   EXPIRATION   -----------------------------
         NAME             GRANTED        YEAR(1)       PRICE        DATE           5%             10%
         ----           ------------   ------------   --------   ----------   ------------   --------------
T. C. Frost...........          0          0.0%       $48.1875   10/03/2007   $          0   $            0
Richard W. Evans,
  Jr..................     15,000          8.5%       $48.1875   10/03/2007   $    454,573   $    1,151,977
Robert S. McClane.....          0          0.0%       $48.1875   10/03/2007   $          0   $            0
Patrick B. Frost......      5,000          2.8%       $48.1875   10/03/2007   $    151,524   $      383,992
Phillip D. Green......      5,000          2.8%       $48.1875   10/03/2007   $    151,524   $      383,992
All shareholders(2)...        N/A           N/A            N/A          N/A   $674,745,886   $1,709,938,554

---------------

(1) Based on 176,000 options granted to all employees in 1997.

(2) Shows potential realizable value at assumed annual rates for all shareholders based on 22,265,270 shares outstanding as of December 31, 1997. Gains on "All Shareholders" assume a base price of $48.1875 and an Option Term expiring 10/03/2007.

     Shown below is information on stock options exercised during 1997 by each of the named executive officers and the market value at fiscal year-end of remaining options:

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                       TOTAL NUMBER OF SECURITIES    TOTAL VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS/
                                                             OPTIONS/SARS AT             SARS HELD AT FISCAL
                                SHARES                     FISCAL YEAR-END(1)                YEAR-END(2)
                               ACQUIRED      VALUE     ---------------------------   ---------------------------
            NAME              ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   --------   -----------   -------------   -----------   -------------
T. C. Frost.................        --            --     155,282        97,720       $7,210,836     $3,462,889
Richard W. Evans, Jr........        --            --      80,762        65,720       $3,717,836     $1,998,437
Robert S. McClane...........    44,456      $927,515      15,602        28,120       $  662,656     $1,045,195
Patrick B. Frost............        --            --      38,014        34,710       $1,660,908     $1,139,918
Phillip D. Green............     6,000      $324,243      26,524        26,472       $1,164,135     $  821,097

---------------

(1) Reflects adjustment for 10% stock dividend in 1993 and 2-for-1 stock split effective in 1996.

(2) Total value of options based on a fair market value of Company Stock of $60.6875 as of December 31, 1997.

4. OTHER PLANS AND AGREEMENTS

  Retirement Plan and Restoration Plan

     Cullen/Frost has a non-contributory Retirement Plan and Trust for Employees of Cullen/Frost Bankers, Inc. and its Subsidiaries for eligible employees which is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974. It also has a Restoration Plan which provides benefits in excess of the limits under Section 415 of the Internal Revenue Code and in excess of limits on eligible earnings set by the Tax Reform Act of 1986; benefits are provided in connection with both the Retirement

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Plan and a previous employee stock ownership plan. The entire cost of the Retirement Plan and Restoration Plan is provided by Cullen/Frost and its subsidiaries.

     The attached Pension Plan Table shows the anticipated annual benefit, computed on a straight line basis, payable under the Retirement Plan and Restoration Plan upon the normal retirement of a vested executive officer of Cullen/Frost at age 65 after 15, 20, 25, 30, 35, 40, 45 and 50 years of credited service at specified annual compensation levels.

                               PENSION PLAN TABLE

                                                 YEARS OF SERVICE
               -------------------------------------------------------------------------------------
REMUNERATION      15         20         25         30         35         40         45         50
------------   --------   --------   --------   --------   --------   --------   --------   --------
  $125,000     $ 29,778   $ 39,703   $ 49,629   $ 59,555   $ 69,481   $ 77,073   $ 83,948   $ 90,823
   150,000       36,340     48,453     60,567     72,680     84,793     93,760    102,010    110,260
   175,000       42,903     57,203     71,504     85,805    100,106    110,448    120,073    129,698
   200,000       49,465     65,953     82,442     98,930    115,418    127,135    138,135    149,135
   225,000       56,028     74,703     93,379    112,055    130,731    143,823    156,198    168,573
   250,000       62,590     83,453    104,317    125,180    146,043    160,510    174,260    188,010
   300,000       75,715    100,953    126,192    151,430    176,668    193,885    210,385    226,885
   400,000      101,965    135,953    169,942    203,930    237,918    260,635    282,635    304,635
   450,000      115,090    153,453    191,817    230,180    268,543    294,010    318,760    343,510
   500,000      128,215    170,953    213,692    256,430    299,168    327,385    354,885    382,385

     The Retirement Plan was revised effective January 1, 1993 to provide a monthly benefit based on a percentage of an eligible employee's final average Compensation which is based on the highest three years of compensation during the last ten years of service. An eligible employee's benefit under the Retirement Plan will be the greater of the employee's benefits accrued under the prior provisions of the plan up to December 31, 1992 or the benefits determined by the new formula effective January 1, 1993. Included in "Compensation" under the Retirement Plan are salary, overtime, bonuses, commissions and wages deferred for the Company 401(k) Plan or used to pay health care premiums and expenses which are not reimbursable under the company Pre Tax Plan (IRS section 125 Plan). Participants in the Plan are fully vested in their accrued benefits under the Plan upon attaining age 65 or after five years of service, whichever occurs first. Death benefits are provided to married participants who have completed five years of service. Normal retirement is at age 65 but early retirement is available starting at age 55. Early retirement benefits are reduced on an actuarial basis. The benefit amounts listed in the table represent amounts payable from the plans and are not subject to any additional deduction for social security benefits or other offset amounts.

     The years of credited service under the Retirement Plan as of December 31, 1997 for each person named in the Summary Compensation Table on page 10 are as follows: Mr. T. C. Frost -- 48 years; Mr. Evans -- 27 years (40 years at age
65); Mr. McClane -- 35 years (41 years at age 65); Mr. P. Frost -- 13 years (41 years at age 65); and Mr. Green -- 17 years (39 years at age 65). Mr. T. C. Frost activated his retirement benefit effective July 1, 1994, but still remains an active employee. Each year, his retirement benefits will be recalculated based on his earnings for that year.

     The Company also maintains a supplemental executive retirement plan ("SERP"). The plan provides for target retirement benefit, as a percentage of annual cash compensation beginning at age 55. The target percentage is 45% of annual cash compensation at age 55, increasing to 60% at age 60 and above. Benefits under the SERP are reduced, dollar-for-dollar, by benefits received under the Retirement Plan and Restoration Plan, described above, and any social security benefits. Current participants in the SERP are Messrs. Evans and McClane. At current salary levels, at age 60, Mr. Evans would receive $84,000 annually and Mr. McClane would receive $63,000 annually.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  Agreements

     Cullen/Frost has change-in-control agreements with three of the five named executives officers and other key employees. The main purposes of these agreements are (i) to help executives evaluate objectively whether a potential change-in-control is in the best interests of shareholders, (ii) to help protect against the departure of executives, thus assuring continuity of management, in the event of an actual or threatened merger or change-in-control, and (iii) to maintain compensation and benefits comparable to those available from competing employers. "Change-in-control" is defined as an acquisition of 20 percent or more of Cullen/Frost Common Stock by an individual, corporation, partnership, group, association or other person; certain changes in the composition of the Board of Directors by 50 percent or more; or certain changes in control which must be reported to the Securities and Exchange Commission.

     Messrs. Evans, P. Frost, and Green could receive 2.99 times their average annual compensation during the previous five years if their employment is terminated within two years following a change-in-control and (i) if the termination is by Cullen/Frost or a successor company and the termination is for reasons other than cause, disability, or retirement or (ii) if the termination is by the executive officer for good reason. "Good reason" is defined as a significant reduction or change in responsibility, involuntary transfer to a new location, a reduction in compensation or benefits, the failure of any successor to Cullen/Frost to assent to such change-in-control agreement, any purported termination by Cullen/Frost of the covered person without providing such person a proper written notice of termination or, in the case of the three executives, their good faith determination, within 90 days of a change-in-control, that as a result of the change-in-control they are not able to discharge their duties effectively. The agreements also provide for a continuation of certain employee benefits for qualifying executives upon a change-in-control.

     Assuming that a change-in-control of Cullen/Frost had occurred effective December 31, 1997 and that termination of employment also had occurred on that date, the maximum amounts that would be payable to the named executives are as follows: Mr. Evans $1,366,206; Mr. P. Frost $693,859; and Mr. Green $887,809.

     The Company entered into an agreement with Mr. McClane in connection with his planned retirement from the Company on June 1, 1999 that provided for his employment as President of the Company through the 1997 Annual Meeting of Shareholders, his being employed as a consultant with the Company thereafter until May 31, 1999 and his continuing to be considered for nomination and reelection to the Board of Directors of the Company until such time as he reaches age 70. The agreement provides for a salary of $25,000 per month through the term of the agreement, a $90,000 bonus payable by March 31, 1997 and certain medical, health, life, disability and other benefits similar to those provided to other members of senior management. The agreement also provides for the cancellation of 12,800 stock options previously granted to Mr. McClane that would not otherwise vest until after his retirement and the grant of an additional 15,000 stock options at an exercise price of $27.25 per share which vest on May 31, 1999. The agreement may be terminated for cause and provides for continued payments in the event of disability.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5. EXECUTIVE OWNERSHIP

     The following table lists the number of shares of Cullen/Frost Common Stock beneficially owned by each of the named executive officers and by all directors, nominees and executive officers of Cullen/Frost as a group:

                                                                  SHARES OWNED(1)
                                                              -----------------------
                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL
                                                              OWNERSHIP(2)    PERCENT
                                                              ------------    -------
T. C. Frost.................................................     767,978(3)    3.40%
Richard W. Evans, Jr........................................     161,686        .72
Patrick B. Frost............................................      64,664        .29
Robert S. McClane...........................................      65,194        .29
Phillip D. Green............................................      44,632        .20
All directors, nominees and executive officers as group (25
  persons, including two advisory directors)................   1,600,792(4)    7.08

---------------

(1) Beneficial ownership is as of December 31, 1997. Beneficial ownership includes shares for which the individual had a right to acquire pursuant to employee stock options exercisable within sixty (60) days from December 31, 1997, as follows -- Mr. T. C. Frost 155,282, Mr. Evans 80,762, Mr. P. Frost 38,014, Mr. McClane 15,602, Mr. Green 26,524, and all executive officers and directors as a group 334,184.

(2) Includes the following shares allocated under the 401(k) Stock Purchase Plan for which each beneficial owner has both sole voting and investment power -- Mr. T. C. Frost 21,629, Mr. Evans 15,528, Mr. P. Frost 6,306, Mr. McClane 836, and Mr. Green 9,268.

(3) Includes 28,592 shares held in the Pat and Tom Frost Foundation Trust for which Mr. T. C. Frost disclaims beneficial ownership.

(4) Includes 53,567 shares for which directors, nominees and named executive officers have both sole voting and investment power, 101,240 shares with shared voting and shared investment power with others, and 93,364 shares owned by two advisory directors.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               PERFORMANCE GRAPH

     Below is a performance graph comparing the cumulative total shareholder return on Cullen/Frost Common Stock with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the Standard & Poor's Major Regional Bank Index.

                                                                                         S&P Major
               Measurement Period                   Cullen/Frost                          Regional
             (Fiscal Year Covered)                 Bankers, Inc.        S&P 500          Bank Index
1992                                                           100               100               100
1993                                                           125               110               105
1994                                                           112               111               100
1995                                                           186               153               157
1996                                                           255               188               215
1997                                                           475               251               323

        ASSUMES $100 INVESTED ON 12/31/92 AND REINVESTMENT OF DIVIDENDS.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             PRINCIPAL SHAREHOLDERS

     At December 31, 1997, the only shareholder known by the management of Cullen/Frost to own beneficially more than five percent of the outstanding shares of Cullen/Frost Common Stock was:

                                                              AMOUNT, NATURE
                    NAME AND ADDRESS OF                       OF BENEFICIAL     PERCENT
                      BENEFICIAL OWNER                          OWNERSHIP       OF CLASS
                    -------------------                       --------------    --------
Cullen/Frost Bankers, Inc.
P. O. Box 1600
San Antonio, Texas 78296....................................    2,168,876(1)      9.74%

---------------

(1) On December 31, 1997, Cullen/Frost owned no securities of Cullen/Frost for its own account. However, The Frost National Bank and United States National Bank of Galveston held of record in various fiduciary capacities an aggregate of 2,168,876 shares. The Frost National Bank and United States National Bank of Galveston had sole voting power for 1,600,138 shares and 61,909 shares, respectively. The Frost National Bank and United States National Bank of Galveston had shared voting power for 289 and 54,342 shares, respectively. The Frost National Bank and United States National Bank of Galveston had sole investment power for 132,966 shares and 119,762 shares, respectively, and shared investment power for 29,324 shares and 2,764 shares, respectively. The Frost National Bank and United States National Bank of Galveston had both sole voting and investment power for 119,666 shares and 61,909 shares, respectively. All of the shares are held by Cullen/Frost subsidiary banks, each of which has reported that the securities, registered in its name as fiduciary or in the names of various of its nominees, are owned by many separate accounts, each of which is governed by a separate instrument which sets forth the powers of the fiduciary with regard to the securities held.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Since January 1, 1997, some of the executive officers and directors of Cullen/Frost, and some of their associates, are and have been customers of one or more of the Cullen/Frost subsidiary banks and have had transactions with these banks in the ordinary course of business. Other transactions have included, in addition to borrowings from the subsidiary banks, the following:

          1. Cullen/Frost and some of its subsidiaries have policies of insurance written through Catto & Catto, an insurance agency of which Mr. Catto and Mr. Hayne, each of whom is a Cullen/Frost director, are partners. Fees paid by Cullen/Frost and its subsidiaries aggregated less than five percent of the total gross revenues of Catto & Catto for its fiscal year ended December 31, 1997.

          2. Mr. Eugene Dawson, Sr., owns 28.35% of Jesse A. Baker Investments, Inc. (JAB). JAB has a $600,000 line of credit with The Frost National Bank. During 1997, JAB had draws of $76,598 and repayments of $425,729. The balance of the line at December 31, 1997 was $25,869. In addition, JAB has a loan for land development purposes with The Frost National Bank. Principal payments on this loan totaled $334,350 and interest payments totaled $68,815 during 1997. The balance of the loan at December 31, 1997 was $490,650. The principal and interest payments required by the terms of the Notes for 1998 are anticipated to exceed 5% of JAB's gross revenues.

     In the opinion of management, all of the foregoing transactions were on substantially the same terms, including with respect to interest rates and collateral to the extent applicable, as those prevailing at the time for comparable transactions with unaffiliated parties and did not involve more than a normal risk of collectibility or present other unfavorable features. Additional transactions in the future may be expected to take place with the subsidiary banks in the ordinary course of business.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           PROPOSED RESOLUTION TO AMEND ARTICLES OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                             (ITEM 2 ON PROXY CARD)

     Cullen/Frost is presently authorized under its Articles of Incorporation to issue not more than 60,000,000 shares of Common Stock, par value $5.00 per share. As of April 3, 1998, there were 22,264,489 shares of Common Stock outstanding, 2,602,493 shares of Common Stock reserved for issue under various employee benefit plans, 150,000 shares reserved for issue under the 1997 Directors Stock Plan, and approximately 4,380,000 shares reserved for issue in connection with Cullen/Frost's announced acquisition of Overton Banchshares, Inc.

     The Board of Directors has proposed, and there will be submitted to a vote of the shareholders at the meeting, a resolution to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 90,000,000.

     Authorized shares of Common Stock may be issued on such terms and for such corporate purposes as the Board of Directors may determine. This requires no further action by the shareholders unless such action is required by applicable law or by the rules of any stock exchange or securities quotation system on which the Common stock may then be listed or quoted. Under the rules of the New York Stock Exchange, certain issuances of Common Stock require prior shareholder approval, including issuances in connection with new stock option plans and certain issuances of 20% or more of the Common Stock outstanding (before the issuance of such shares).

     The text of the proposed resolution is as follows:

          RESOLVED, that Article Four of Cullen/Frost's Articles of Incorporation be amended to increase the aggregate number of shares of Common Stock the Company has authority to issue to 90,000,000; and further

          RESOLVED, that Article Four of Cullen/Frost's Articles of Incorporation be amended by deleting the reference to 60,000,000 shares of Common Stock and inserting in its place a reference to 90,000,000 shares of Common Stock.

     The Board of Directors believes that it is important to have the additional shares of Common stock available for issuance as and when needed in order to avoid the delay and expense incident to obtaining shareholder approval at a later date or dates. It provides Cullen/Frost greater flexibility in the consideration of future stock dividends or stock splits, sales of Common Stock or convertible securities to enhance capital and liquidity, possible future acquisitions, and other corporate purposes. Except as set forth above, as of the date hereof, Cullen/Frost has no specific plan to utilize the remaining or the proposed new authorized shares.

     A potential effect of the proposed increase in the authorized Common Stock could be a dilution of present shareholders' interest in Cullen/Frost in the event additional shares are issued. In addition, any issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock.

     The Board of Directors has not proposed the increase in authorized shares of Common Stock with the intention of using such shares for anti-takeover purposes although the availability of such shares (either alone or with the attached Preferred Stock purchase rights) may theoretically be utilized to render more difficult or discourage an attempt to acquire control of Cullen/Frost.

     Holders of Common Stock have one vote per share, may not cumulate votes in the election of directors and have no preemptive rights to subscribe for or purchase from Cullen/Frost any additional shares of Common stock. Holders of Common Stock do not have any dissenters' or appraisal rights in connection with this proposal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The affirmative vote of the holders of two-thirds of all of the outstanding shares of Common Stock entitled to vote thereon is required to approve the proposed amendment to the Company's Articles. The Board of Directors recommends that shareholders vote "FOR" the amendment. Proxies, unless indicated to the contrary, will be voted "FOR" the amendment.

           PROPOSED RESOLUTION TO AMEND ARTICLES OF INCORPORATION TO
                DECREASE THE PAR VALUE PER SHARE OF COMMON STOCK
                             (ITEM 3 ON PROXY CARD)

     Under Texas corporate law, par value is initially determined by incorporators of an entity and set forth in the Articles of Incorporation. Many companies who incorporate today use a low par value (e.g., $0.01) or have no par value.

     The Board of Directors has proposed, and there will be submitted to a vote of the shareholders at the meeting, a resolution to amend the Articles of Incorporation to decrease the par value per share of Common Stock from $5.00 to $0.01.

     The text of the proposed resolution is as follows:

          RESOLVED, that Article Four of Cullen/Frost's Articles of Incorporation be amended to decrease the par value per share of Common Stock to $0.01; and further

          RESOLVED, that Article Four of Cullen/Frost's Articles of Incorporation be amended by deleting the reference to $5.00 as the par value per share of Common Stock and inserting in its place a reference to $0.01 par value per share of Common Stock.

     The concept of par value, which dates back to early corporate law, once served to protect stock purchasers and creditors from the issuance of stock at prices below par value. The stated par value was presumed to be the corporation's value and represented an assurance to both stock purchasers and creditors that the corporation in which they were investing had a certain value. Today, corporations issue stock at prices which bear no discernible relationship to par value.

     Although par value generally does not serve the corporate purposes for which it was originally intended, it remains a factor under Texas law in determining the funds available for use by the Company in paying dividends and other distributions to shareholders and in determining the extent of any permissible corporate repurchases of shares of Common Stock. The Company is required to maintain a stated capital account at least equal to the total number of shares issued, multiplied by the par value per share. With a $5.00 par value, the Company is required to maintain a stated capital account of at least $111,322,445 as of April 3, 1998. In order for the Company to pay dividends to its shareholders or repurchase shares of its Common Stock, it must calculate its surplus in accordance with Texas law. Surplus is the excess of the Company's net assets over its stated capital.

     The Board believes that the proposed reduction in the par value of the shares of Common Stock is desirable to provide the Company with flexibility in managing its corporate funds. The adoption of the amendment to reduce the par value of shares of the Company's Common Stock will substantially increase the Company's ability to determine any surplus available for dividends, distributions, corporate share repurchases and other corporate purposes under Texas law.

     The affirmative vote of the holders of two-thirds of all of the outstanding shares of Common Stock entitled to vote thereon is required to approve the proposed amendment to the Company's Articles. The Board of Directors recommends that shareholders vote "FOR" the amendment. Proxies, unless indicated to the contrary, will be voted "FOR" the amendment.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             SELECTION OF AUDITORS
                             (ITEM 4 ON PROXY CARD)

     The Board of Directors desires to obtain from the shareholders an indication of their approval of the selection of Ernst & Young LLP, certified public accountants, as independent auditors of Cullen/Frost. Accordingly, upon the affirmative vote of a majority of the shares of Cullen/Frost Common Stock present at the meeting, the Board of Directors will adopt a resolution naming Ernst & Young LLP as independent auditors of Cullen/Frost for the fiscal year which commenced January 1, 1998. Ernst & Young LLP has audited the financial statements of Cullen/Frost since 1969.

     In the opinion of Cullen/Frost management, the presence of Ernst & Young LLP at the meeting is not necessary to present properly the results of operations of Cullen/Frost. However, if any shareholder desires to submit a question to the independent auditors, management will ensure that the question is transmitted to them and that an appropriate response is made directly to the shareholder.

                             SHAREHOLDER PROPOSALS

     With respect to the 1999 Annual Meeting of Shareholders, any shareholder's proposal for inclusion in the Proxy Statement for that meeting must be received by Cullen/Frost at its principal offices not later than December 28, 1998.

                                 OTHER MATTERS

     Management of Cullen/Frost knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, unless otherwise instructed, it is intended that the persons named in the proxy will vote shares according to their best judgment.

                                          By Order of the Board of Directors

                                          LOGO
                                          DIANE JACK
                                          Corporate Secretary

Dated: April 20, 1998

     A copy of Cullen/Frost's 1997 Annual Report on Form 10-K is available without charge (except for exhibits) upon written request to Cullen/Frost Bankers, Inc., attention Greg Parker, 100 West Houston Street, San Antonio, Texas 78205.

--------------------------------------------------------------------------------

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                         OF CULLEN/FROST BANKERS, INC.

     The undersigned hereby revoking all proxies previously granted, appoints T.C. FROST, RICHARD W. EVANS, JR., and PATRICK B. FROST, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. on May 27, 1998, and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


             (Continued and to be dated and signed on the reverse.)


                                                  CULLEN/FROST BANKERS, INC.
                                                  P.O. BOX 11100
                                                  NEW YORK, N.Y. 10203-0100


--------------------------------------------------------------------------------


(1)  ELECTION OF DIRECTORS

     FOR all nominees     [ ]       WITHHOLD AUTHORITY to vote         [ ]        *EXCEPTIONS: FOR all
     listed below                   for all nominees listed below                 nominees except those listed below

     Class  II:  Royce S. Caldwell, Ruben R. Cardenas, Henry E. Catto, Richard
                 W. Evans, Jr., James W. Gorman, Jr., Richard M. Kleberg, III, Horace Wilkins, Jr.

     *Exceptions
                 -------------------------------------------------------------

(2) The approval of the resolution to amend the Articles of Incorporation to increase the authorized shares of Common Stock from 60,000,000 shares to 90,000,000 shares.

     FOR [ ]    AGAINST [ ]      ABSTAIN [ ]

(3) The approval of the resolution to amend the Articles of Incorporation to decrease the par value per share of Common Stock from $5.00 per share to $0.01 per share.

     FOR [ ]    AGAINST [ ]      ABSTAIN [ ]

(4) The approval of the selection of Ernst & Young, LLP as independent auditors of Cullen/Frost for the fiscal year that commenced January 1, 1998.

     FOR [ ]    AGAINST [ ]      ABSTAIN [ ]


                                                       Address Change        [ ]
                                                       and/or Comments Mark Here


                                        Signature should correspond with the
                                        printed name appearing hereon. When
                                        signing in a fiduciary or representative capacity, give full title as such, or when more than one owner, each should sign.



                                        Dated: __________________________, 1998


[                                    ]  ---------------------------------------
                                              (Signature of Shareholder)

                                        ---------------------------------------
                                              (Signature of Shareholder)



                                                   VOTES MUST BE INDICATED
                                                   (X) IN BLACK OR BLUE INK. [ ]


PLEASE BE CERTAIN THAT YOU HAVE DATED AND SIGNED THIS PROXY. RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.